UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2023

WALL STREET MEDIA CO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

110 Front Street
Suite 300
Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 240-0333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2023, Wall Street Media Co, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada an amendment to its Articles of Incorporation (the “Amendment”). Among other changes, the Amendment changed the name of the Company to “Global AI, Inc.”; added a new class of Class B Common Stock; and increased the number of authorized stock that the Company is entitled to issue to 250,000,000. The Company received prior approval from both its Board of Directors and the majority of its shareholders prior to filing the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Global AI, Inc., dated October 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2023	WALL STREET MEDIA CO, INC.

	By:	/s/ Sebastian Holl
Sebastian Holl
Interim Chief Executive Officer